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                                                                    EXHIBIT 23.5


                  CONSENT OF KEEFE, BRUYETTE & WOODS, INC.


We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of First Commercial Corporation included as Appendix B in the Joint Proxy Statement forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Joint Proxy
Statement.   In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                /s/ KEEFE, BRUYETTE & WOODS, INC.

                                    KEEFE, BRUYETTE & WOODS, INC.

New York, New York
June 18, 1998